UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

Chemed Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, MAY 18, 2020.

The following Notice of Change Of Location supplements the Notice of Annual Meeting of Stockholders and Proxy Statement filed by Chemed Corporation (the “Company”) with the Securities and Exchange Commission on April 9, 2020 and made available to stockholders of the Company on or around the same date in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Stockholders to be held on Monday May 18, 2020.  As described below, due to continued public health precautions regarding in person gatherings given the COVID-19 pandemic and to support the health and well-being of our stockholders, employees, directors and communities, the Annual Meeting will now be held in a virtual-only meeting format.

The Company’s Proxy Statement and 2019 Annual Report are available on the Company’s website at ir.chemed.com.

These supplemental proxy materials are being filed with the SEC and are being made available to stockholders on or about April 22, 2020.

PLEASE READ THIS NOTICE IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2020

To the Stockholders of Chemed Corporation:

Due to the emerging public health threat of the coronavirus pandemic (COVID-19), and to support the health and well-being of our stockholders, employees, directors, and communities, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chemed Corporation (the “Company”) will be held as a virtual meeting only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on May 18, 2020, at 11:00 a.m. (ET).

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 26, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee.

If you are a stockholder of record (i.e., you hold your shares through our transfer agent, EQ Stockholder Services), to participate in the virtual Annual Meeting please visit: https://web.lumiagm.com/229765015 no earlier than 30 minutes prior to the  scheduled start of the meeting.
•	Click on ‘I have a control number’ and enter the control number listed on your proxy card along with the Meeting Code: CHE2020 (case sensitive) in order to be admitted to the meeting.
•	You may cast your vote by following the instructions on the website.

If you hold your shares through an intermediary, such as a bank or broker or other nominee, to participate in the virtual Annual Meeting, please contact your bank, broker or other nominee. If you would like to vote at the meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. Requests for registration and legal proxy should be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 13, 2020. You will need a new control number in order to register for and attend the virtual Annual Meeting. Once you have your new control number, to participate in the Annual Meeting, please follow the steps set forth above for stockholders of record. You will be required to send a copy of your legal proxy and ballot by email.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. If you have already voted, your vote is still effective, and it will be cast in accordance with your instructions by one of the duly appointed proxies at the Annual Meeting. The proxy card, voting instruction form or notice included with the previously distributed proxy materials may continue to be used to vote your shares in connection with the Annual Meeting.

It is our desire to conduct a virtual meeting that approximates an in-person experience for our stockholders. Stockholders may ask questions at the Annual Meeting as time permits, in accordance with the rules of conduct that will be made available at the virtual meeting site.  An audio archive of the Annual Meeting, including the question and answer session, will be posted on the Chemed Corporation website at www.chemed.com, under the Investor Relations page within a few days after adjournment.

Help and technical support for accessing the virtual meeting is available before the Annual Meeting by calling   1-800-468-9716.  Online check-in will begin 30 minutes before the Annual Meeting, and you should allow ample time for the check-in procedures.

By Order of the Board of Directors,

Naomi C. Dallob
Secretary

April 22, 2020

The Annual Meeting on May 18, 2020, at 11:00 a.m. (ET), will be available at
https://web.lumiagm.com/229765015. The Proxy Statement and Annual Report are available on our Investor Relations page at www.chemed.com.